CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 7, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 002-72836 and 811-03207) of General Money Market Fund, Inc.




                                      [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
March 26, 2002